Exhibit 99.2

www.globalmedicalreit.com GLOBAL MEDICAL REIT SUPPLEMENTAL PORTFOLIO INFORMATION SECOND QUARTER – JUNE 30, 2017 1 1

www.globalmedicalreit.com David Young – Chief Executive Officer Jeffrey Busch – Chairman & President Don McClure – Chief Financial Officer Alfonzo Leon – Chief Investment Officer Danica Holley – Chief Operating Officer Jamie Barber – General Counsel/Corporate Secretary Allen Webb – SVP, SEC Reporting & Technical Accounting COMPANY OVERVIEW SNAPSHOT The Equity Group Jeremy Hellman Senior Associate 212 836 9626 Jhellman@equityny.com CURRENT LOCATIONS INVESTOR RELATIONS CONTACT MANAGEMENT TEAM Global Medical REIT (NYSE: GMRE) is a Maryland corporation engaged primarily in the acquisition of licensed, state - of - the - art, purpose - built healthcare facilities and the leasing of these facilities to strong clinical operators with leading market share. At June 30, 2017, the Company owned 46 buildings, encompassing approximately 1.1 million square feet of net leasable space, which was leased to 35 tenants. The Company’s portfolio consists of a variety of licensed medical facilities, including Long Term Acute Care Hospitals, Medical Office Buildings, Surgery Centers, and Primary Care offices. The Company’s acquisition strategy is focused on deal sizes ranging from $5 million to $20 million although larger acquisitions have been completed and will continue to be pursued in the future. 2

PROPERTY PORTFOLIO (as of June 30th 2017)

GLOBAL MEDICAL REIT

Property	Location	Number of Buildings	Net Leasable Square Feet	Lease Years Remaining	% Leased	Annual Base Rent	Annual Base Rent Per Square Foot
Select Specialty	Omaha, NE	1	41,113	4.93	100.0%	$1,711,176	$41.62
Orthopedic Surgery Center of Asheville LP	Asheville, NC	1	8,840	4.61	100.0%	$237,621	$26.88
Associates in Ophthalmology	West Mifflin, PA	1	27,193	13.16	100.0%	$783,653	$28.82
Gastroenterology Center of the MidSouth, P.C.	Memphis, TN	6	52,266	10.43	100.0%	$1,300,000	$24.87
Star Medical Center, LLC/Lumin Health, LLC	Plano, TX	1	24,000	18.50	100.0%	$1,278,000	$53.25
Surgical Institute of Michigan	Detroit, MI	1	15,018	8.68	100.0%	$380,000	$25.30
First Choice Healthcare Solutions, Inc.	Melbourne, FL	1	75,899	8.68	100.0%	$1,104,675	$14.55
Berks Physicians & Surgeons	Wyomissing, PA	2	23,500	8.98	100.0%	$690,045	$29.36
Brown Clinic	Watertown, SD	4	46,884	14.17	100.0%	$707,167	$15.08
Prospect Medical Group Holdings/EVH	East Orange, NJ	1	60,442	9.17	100.0%	$942,895	$15.60
Northern Ohio Medical Specialists	Sandusky, OH	7	49,757	10.26	100.0%	$749,435	$14.19
Carson Medical Group	Carson City, NV	2	20,632	6.26	100.0%	$344,000	$16.67
Piedmont Mountainside Hospital, Inc	Ellijay, GA	3	44,162	8.92	100.0%	$353,616	$8.01
HealthSouth Mesa	Mesa, AZ	1	51,903	7.26	100.0%	$1,710,617	$32.96
HealthSouth Altoona	Altoona, PA	1	70,007	3.78	100.0%	$1,667,697	$23.82
HealthSouth Mechanicsburg	Mechanicsburg, PA	1	78,836	3.78	100.0%	$1,872,735	$23.75
Geisinger Health	Lewisburg, PA	1	28,480	5.76	100.0%	$530,842	$18.64
Southwest Florida Neurosurgical Associates	Cape Coral, FL	1	25,814	9.51	100.0%	$529,187	$20.50
Las Cruces Orthopedic Associates	Las Cruces, NM	1	15,761	11.51	100.0%	$354,623	$22.50
Thumb Butte Medical Center	Prescott, AZ	1	12,000	9.09	100.0%	$363,600	$30.30
Orlando Health, South Lake Hospital	Clermont, FL	1	18,152	3.58	100.0%	$361,915	$19.94
OCOM	Oklahoma City, OK	3	96,596	8.58	100.0%	$3,522,073	$36.46
Great Bend Regional Hospital, LLC	Great Bend, KS	1	63,978	14.68	100.0%	$2,143,750	$33.51
Unity Family Medicine	Brockport, NY	1	29,497	9.92	100.0%	$620,653	$21.04
USPI/Lonestar Endoscopy	Flower Mound, TX	1	10,062	9.17	100.0%	$288,362	$28.66
Carrus Hospital*	Sherman, TX	1	69,352	19.92	100.0%	$2,346,140	$33.83
Total Portfolio/Average		46	**1,060,144**	9.4	100.0%	$ 26,894,477	$25.37

* Facility also contains an additional 17,329 square feet of shell space, 5,529 square feet of which may be developed and leased in the future.

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www.globalmedicalreit.com

www.globalmedicalreit.com ASSOCIATES IN OPHTHALMOLOGY WEST MIFFLIN , PA KEY STATISTICS 0. STATE OF THE ART FACILITY TOP FACILITIES AND CREATIVE LEASE LOCALLY DOMINANT TENANT • The building contains state - of - art equipment used for diagnosis and treatment of cataracts, glaucoma, diabetic eye care and macular degeneration. • The building is accredited by the Accreditation Association for Ambulatory Health Care (AAAHC). • NNN Lease with annual rent increases of 2%. • The Company secured a new 15 - year lease at closing with four (4) five (5) year renewal options. • Lease is protected by a strong corporate guarantor. • Associates in Ophthalmology (AIO) subordinates profits before distributions to physicians, to rent payments. • Located in the Pittsburgh market, the facility can draw from a population of 764,000 within a 10 - mile radius of the property. • 32% of the regional population is over the age of 55, a key demographic for AIO services. • Market - leading ophthalmology practice with 11+ physicians and 7 locations. • Strong referral generation through relationship with over 300 local optometrists. CASE STUDY Asset Type Surgical/MOB Leasable Area 27,193 square feet Average Age 9 years (at purchase) EBITDARM/Rent 7x (at purchase)* Leased Occupancy 100% Lease Expiration 9/25/2030 Transaction Value $11.35 million 4 *Source: tenant - provided calculations based upon tenant’s financial statements.

www.globalmedicalreit.com  Although each facility has a different overall layout, the buildings are purpose built to provide a complete compliment of care.  Sustainable Design Elements such as automatic sunshade devices on windows.  Centrally - located Nursing Stations.  Comfort amenities such as ample lounge areas and parking for family visits.  Care enhancement services like on - site pharmacies to properly obtain and administer prescriptions to patients. HEALTHSOUTH PORTFOLIO ARIZONA (1) & PENNSYLVANIA (2) KEY STATISTICS THREE LEADING HOSPITALS STATE OF THE ART FACILITIES MARKET DOMINANT TENANTS  Easy access to state and interstate highways .  Mesa and Altoona are the primary inpatient rehab hospitals in their respective markets.  Facilities are located near acute care hospitals, a primary source of patient referrals for inpatient rehabilitation facilities (IRF). This means the facilities pull from a larger, more stable patient referral base vs a more isolated IRF. CASE STUDY Asset Type Rehabilitation Hospitals Leasable Area 200,746 square feet EBITDARM/Rent 6x (at purchase)* Leased Occupancy 100% Lease Expiration 5/2021 (PA) & 11/2024 (AZ) Transaction Value $68.1 million 5 *Source: tenant - provided calculations based upon tenant’s financial statements.

www.globalmedicalreit.com LEASE EXPIRATIONS 0.0% 0.0% 0.0% 0.0% 14.5% 7.3% 78.2% 0% 25% 50% 75% 100% 2017 2018 2019 2020 2021 2022 2023+ LEASE MATURITY – SQ. FT. EXPIRING Year of Expiration Number of Tenants Base Rent $ at Purchase Current Base Rent $ % of Total Portfolio Rent Annual Base Rent per SF Annual Increase % 2017 0 0 0 0 0 - 2018 0 0 0 0 0 - 2019 0 0 0 0 0 - 2020 0 0 0 0 0 - 2021 3 3,834,814 3,902,347 14.5% $23.37 2% – 4% 2022 2 1,783,426 1,948,797 7.3% $39.01 3% 2023+ 30 21,043,333 21,043,333 78.2% $26.02 1.50% - 3.00% 6